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EXHIBIT 99.2



[JDN LOGO]                                                         PRESS RELEASE

                                                       FOR IMMEDIATE RELEASE

                                                  Contact: William J. Kerley
                                                     Chief Financial Officer
                                                              (404) 262-3252



                            JDN REALTY CORPORATION
                       DECLARES QUARTERLY CASH DIVIDEND


ATLANTA, Georgia (February 27, 1997) - JDN Realty Corporation (NYSE-JDN) today announced that its Board of Directors has declared a cash dividend of $0.475 per share for the quarter ending March 31, 1997. The dividend represents an annualized cash dividend of $1.90 and is payable on March 31, 1997, to shareholders of record on March 21, 1997.

        JDN Realty Corporation is a real estate company specializing in the development and asset management of retail shopping centers anchored by value-oriented retailers. Headquartered in Atlanta, Georgia, the Company owns and operates 49 properties, containing approximately 6.3 million square feet of gross leasable area, located in ten states, primarily in the Southeast. The common stock of JDN Realty Corporation is listed on the New York Stock Exchange under the symbol JDN.



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JDN REALTY CORPORATION

3340 PEACHTREE ROAD, NE
SUITE 1530
ATLANTA, GEORGIA 30326
(404) 262-3252
www.info.com/jdn/